EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Splash Beverage Group Announces Exchange of Outstanding Notes for Preferred Equity to Support NYSE American Compliance

Fort Lauderdale, FL – June 26, 2025 – Splash Beverage Group, Inc. (NYSE American: SBEV), a portfolio company of leading beverage brands, today announced that it has exchanged approximately $12.67 million of outstanding promissory notes for newly issued preferred equity. The company is undertaking these transactions to convert debt into equity as part of its effort to regain compliance with the shareholder equity requirements of the NYSE American. Splash estimated that it needed to exchange at least $10 million of outstanding indebtedness to meet the exchange’s shareholder equity standards.

The transaction is a key step in the company’s broader effort to strengthen its capital structure and support ongoing initiatives to regain compliance with NYSE American continued listing standards. By converting debt into equity, Splash Beverage Group enhances its balance sheet, reduces interest expense, and improves its shareholder equity position in furtherance of its goal of complying with exchange requirements. The company will also need to make certain filings with the SEC, including its Form 10-K for the year ended December 31, 2024 and its Form 10-Q for the quarter ended March 31, 2025, to regain compliance with NYSE American under a separate exchange requirement.

“We are grateful for the continued support of our investors as we work to position Splash for long-term success,” said Bill Devereux, CFO of Splash Beverage Group. “This exchange reflects investor confidence and allows us to move forward with a healthier capital structure and increased financial flexibility.”

The newly issued preferred shares offer a 12% cumulative dividend and allow for future conversion to common stock under terms favorable to the holders, subject to certain conditions and limitations including prior shareholder approval and an increase in the company’s authorized common stock. The structure is designed to realign previous note investments with current market conditions and provide long-term value to shareholders.

The company remains committed to restoring full compliance with NYSE American listing standards and will continue working closely with stakeholders and exchange representatives with a view to completing that process efficiently.

About Splash Beverage Group, Inc.

Splash Beverage Group (NYSE American: SBEV) is a portfolio company of leading beverage brands, including TapouT, SALT Tequila, Copa di Vino, and Pulpoloco. The company focuses on innovative products and disruptive marketing strategies across multiple channels of distribution.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s future financial condition and its ongoing efforts to regain compliance with the NYSE American continued listing requirements. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that the we are unable to exchange a sufficient amount of outstanding indebtedness into equity as needed to comply with exchange requirements, the risk that NYSE American delists us regardless of our efforts including potentially due to failure to comply with other NYSE American requirements such as SEC reporting requirements, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, and the Risk Factors contained in our registration statement on Form S-1 filed December 9, 2024. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

Investor Relations
Splash Beverage Group, Inc.
IR@SplashBeverageGroup.com